Exhibit 10.6

EXECUTION VERSION

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Waiver”) is entered into as of October 26, 2020, between PNMR DEVELOPMENT AND MANAGEMENT CORPORATION, a New Mexico corporation (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the Borrower and the Lender are parties to that certain 364-Day Credit Agreement dated as of February 26, 2018 (as previously amended and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Guarantor has entered into the Agreement and Plan of Merger dated October 20, 2020, among Avangrid, Inc., NM Green Holdings, Inc. and the Guarantor (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), which constitutes a “Change of Control” under the PNM Resources Credit Agreement, and the resulting event of default under the PNM Resources Credit Agreement has been waived by the administrative agent and required lenders under the PNM Resources Credit Agreement;

WHEREAS, the Change of Control and resulting event of default under the PNM Resources Credit Agreement constitute an Event of Default under Section 9.1(e) of the Credit Agreement (the “Cross Default”), and the Borrower has requested that the Lender waive the Cross Default; and

WHEREAS, the Lender is willing to provide such a waiver, subject to the terms set forth herein as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Waiver of Cross Default. Effective as of the date first written above and subject to the conditions set forth in Section 2 below, the Lender hereby waives the Cross Default and any other Default or Event of Default resulting from the Guarantor’s entering into the Merger Agreement or the Change of Control resulting therefrom.

2. Effectiveness. This Waiver shall be effective on the date of receipt by the Lender of (i) copies of this Waiver duly executed by the Borrower and the Lender and (ii) the Lender’s fees and expenses (including reasonable fees and expenses of counsel for the Lender) due and payable in connection with this Waiver.

3. Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Waiver and as amended and modified from time to time hereafter. Except as herein specifically agreed, the Credit Agreement, as amended by this Waiver, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the waiver set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Waiver does not impair, reduce or limit any of its obligations under the Credit Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Waiver shall constitute a Credit Document. The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

4. Authority/Enforceability. The Borrower represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Waiver.

(b) This Waiver has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Waiver, or, if required, any such consent, approval, authorization, order, filing, registration or qualification has been previously obtained or made.

5. Representations and Warranties. The Borrower represents and warrants to the Lender that (a) the representations and warranties of the Borrower set forth in any Credit Document (other than the representations and warranties incorporated from Section 6.7(a) of the PNM Resources Credit Agreement (but only with respect to clause (a) of the definition of Material Adverse Effect) and Section 6.9 of the PNM Resources Credit Agreement), as amended by this Waiver, are true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality, Material Adverse Effect or Material Adverse Change shall be true and correct in all respects) as of the date hereof, unless they specifically refer to an earlier date, (b) after giving effect to this Waiver, no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents, or to the extent it has any, they are hereby released in consideration of the Lender entering into this Waiver.

6. No Conflicts. The Borrower represents and warrants that the execution and delivery of this Waiver, the consummation of the transactions contemplated herein and in the Credit Agreement (before and after giving effect to this Waiver), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower’s properties.

7. Acknowledgement of the Guarantor. The Guarantor hereby acknowledges and agrees to the terms of this Waiver.

8. Counterparts/Telecopy. This Waiver may be executed by one or more of the parties hereto on any number of separate counterparts, including both paper and electronic counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person. This Waiver may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper hereof which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

9. GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.

BORROWER:

PNMR DEVELOPMENT AND MANAGEMENT CORPORATION,
a New Mexico corporation

By:	/s/ Joseph D. Tarry
Name:	Joseph D. Tarry
Title:	President and Chief Executive Officer

GUARANTOR:

PNM RESOURCES, INC.,
a New Mexico corporation

By:	/s/ Michael P. Mertz
Name:	Michael P. Mertz
Title:	Vice President and Treasurer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory R. Gredvig
Name:	Gregory R. Gredvig
Title:	Director